EXHIBIT 99.1

Upland Software Reports Fourth Quarter 2024 Financial Results

March 12, 2025, 9:05 a.m. Eastern Standard Time
AUSTIN, Texas--(BUSINESS WIRE)-- Upland Software, Inc. (Nasdaq: UPLD), a leader in cloud-based tools for digital transformation, today announced financial and operating results for the fourth quarter 2024 and issued guidance for its first quarter and full year of 2025.

Fourth Quarter 2024 Financial Highlights
•Total revenue was $68.0 million, a decrease of 6% from $72.2 million in the fourth quarter of 2023.
•Subscription and support revenue was $64.3 million, a decrease of 6% from $68.2 million in the fourth quarter of 2023.
•GAAP net loss was $3.4 million compared to a GAAP net loss of $16.0 million in the fourth quarter of 2023. GAAP net loss attributable to common stockholders was $4.9 million compared to GAAP net loss attributable to common stockholders of $17.4 million in the fourth quarter of 2023. GAAP net loss per share attributable to common stockholders was $0.18 per share, compared to a GAAP net loss per share attributable to common stockholders of $0.56 per share in the fourth quarter of 2023.
•Adjusted EBITDA was $14.9 million, or 22% of total revenue, compared to $14.1 million, or 19% of total revenue, in the fourth quarter of 2023.
•GAAP operating cash flow was $9.3 million, compared to GAAP operating cash flow of $8.8 million in the fourth quarter of 2023. Free cash flow was $9.0 million, compared to free cash flow of $8.6 million in the fourth quarter of 2023.
•Cash on hand as of the end of the fourth quarter of 2024 was $56.4 million after making principal repayments of $7.4 million on our Term Loans during the quarter, bringing our total Term Loan principal repayments in 2024 to $188.4 million. Subsequent to year end, we have paid down an additional $32.9 million of principal on our Term Loans.

"In Q4, we beat our Recurring Revenue guidance midpoint and met our Adjusted EBITDA guidance midpoint" said Jack McDonald, Upland's chairman and chief executive officer. "We saw some nice, sizable product wins, including for our AI enabled products. We are seeing progress on our growth plan with our Core Organic Growth Rate increasing to 2.5% in 2025 and Adjusted EBITDA margin increasing from 20% last year to 24% this year based on the midpoints of our 2025 guidance."

Fourth Quarter Business Highlights
•We welcomed 110 new customers to Upland in the fourth quarter, including 21 new major customers. We also expanded relationships with 291 existing customers, 42 of which were major expansions. These new and expanded relationships were across our portfolio, including our Generative AI solutions.

•We earned 76 badges in the G2 Winter 2025 market reports, up from 72 badges the previous quarter. Our AI knowledge management solutions, Upland RightAnswers and Upland Panviva, continue to earn a significant number of badges. Upland BA Insight, our AI enablement platform, and Upland Qvidian, our AI-powered proposal management and response software, garnered valuable recognitions along with others across Upland’s portfolio.
•Upland InterFAX, a leader in secure cloud fax and digital workflow solutions, has expanded its partnership with Konica Minolta Business Solutions U.S.A., Inc., a global leader in workplace technology. Building on a successful collaboration that began during the COVID-19 pandemic, the strengthened partnership positions InterFAX as the go-to cloud fax solution for Konica Minolta’s extensive multi-channel customer base across the United States and Canada.
•Upland was recognized as a major player in the IDC MarketScape: Worldwide Digital Fax 2024 Vendor Assessment (December 2024) and was also included in the IDC Market Glance: Knowledge Management, Q42024 (October 2024). Upland is dedicated to providing innovative, AI-enabled solutions that enable organizations to optimize workflows, improve knowledge sharing, and drive better business outcomes.

Business Outlook
Subsequent to year-end we divested two non-strategic product lines which had been underperforming relative to the rest of our product portfolio. These divestitures lowered our 2025 revenue guidance by approximately $18 million, but had no material impact on Adjusted EBITDA guidance.
For the quarter ending March 31, 2025, Upland expects reported total revenue to be between $59.0 and $65.0 million, including subscription and support revenue between $56.4 and $61.4 million, for a decline in total revenue of 12% at the midpoint from the quarter-ended March 31, 2024. First quarter 2025 Adjusted EBITDA is expected to be between $11.2 and $14.2 million, for an Adjusted EBITDA margin of 20% at the midpoint. This Adjusted EBITDA guide at the midpoint is a decrease of 3% from the quarter-ended March 31, 2024.
For the full year ending December 31, 2025, Upland expects reported total revenue to be between $231.5 and $255.5 million, including subscription and support revenue between $218.0 and $238.0 million, for a decrease in total revenue of 11% at the midpoint from the year ended December 31, 2024. Full year 2025 Adjusted EBITDA is expected to be between $53.5 and $65.5 million, for an Adjusted EBITDA margin of 24% at the midpoint. This Adjusted EBITDA guide at the midpoint is an increase of 7% from the year ended December 31, 2024.

Conference Call Details
Upland's executive team will host a live conference call and webcast at 11:00 a.m. Central Time, 12:00 p.m. Eastern Time today to review Upland’s financial results and outlook for the business. The call can be accessed via a webcast on investor.uplandsoftware.com, or by dialing 1-800-715-9871 in North America or 1-646-307-1963 if outside North America, international rates apply. Attendees will need to use access code 8422976 to join the call. This webcast will contain forward-looking statements and other material information regarding Upland’s financial and operating results.
Following the completion of the conference call, a recording of the webcast will be made available at investor.uplandsoftware.com for twelve months.

About Upland Software
Upland Software, Inc. enables global businesses to work smarter with over 20 proven cloud software products that increase revenue, reduce costs, and deliver immediate value. Our AI-powered solutions cover knowledge management, content lifecycle and workflow automation, and digital marketing. Upland's powerful cloud products are trusted by more than 10,000 global customers. Learn how Upland helps businesses achieve outcomes that matter at www.uplandsoftware.com.

Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we use the following non-GAAP financial measures: Adjusted EBITDA, non-GAAP net income (loss), non-GAAP net income (loss) per share and free cash flow.
We use these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures that may not be indicative of our recurring core business operating results, such as our revenues excluding the impact for foreign currency fluctuations or our operating performance excluding not only non-cash charges, but also discrete cash charges that are infrequent in nature. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal comparisons to our historical performance and liquidity as well as comparisons to our competitors' operating results. We believe these non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and they are used by our institutional investors and the analyst community to help them analyze the health of our business. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures, see the tables provided below in this release.
We are unable to reconcile any forward-looking non-GAAP financial measures to their directly comparable GAAP financial measures because the information which is needed to complete a reconciliation is unavailable at this time without unreasonable effort. Additionally, we are unable to quantify the impact of foreign currency exchange fluctuations on components of our income statement beyond revenues because the information which is needed to do so is unavailable at this time without unreasonable effort.
Upland defines Adjusted EBITDA as net income (loss), calculated in accordance with GAAP, plus depreciation and amortization expense, interest expense, net, other expense (income), net, provision (benefit) for income taxes, stock-based compensation expense, acquisition- and divestiture-related expenses, non-recurring litigation costs, purchase accounting adjustments for deferred revenue and impairment of goodwill.
Upland defines non-GAAP net income (loss) as net income (loss), calculated in accordance with GAAP, plus amortization of purchased intangible assets, amortization of debt discount, loss on debt extinguishment, stock-based compensation expenses, acquisition- and divestiture-related expenses, non-recurring litigation expenses, purchase accounting adjustments for deferred revenue, non-recurring provision for income tax, impairment of goodwill and the related tax effect of the adjustments above.

Upland defines free cash flow as GAAP operating cash flow less purchases of property and equipment.
Upland defines major accounts as accounts with greater than or equal to $25,000 in annual recurring revenue.
Upland defines major expansions as existing customers who expanded the amount of annual recurring revenue under their contract by at least $25,000.
Upland defines cash gross margin as product revenue less subscription and support cost of sales, excluding depreciation and amortization.
In connection with periodic reviews of our business, we have decided to discontinue the availability of certain non-strategic product offerings and a limited number of non-strategic customer contracts (collectively referred to as “Sunset Assets”).
Overage Charges are subscription and support revenues earned in addition to contractual minimum customer commitments as a result of the usage volume of services including text and e-mail messaging and third-party pass-through costs that exceed the levels stipulated in contracts with the Company.
Upland defines Core Organic Growth Rate as the percentage change between two reported periods in subscription and support revenue, excluding subscription and support revenue from Sunset Assets and Overage Charges. We calculate our year-over-year Core Organic Growth Rate as though all acquisitions or dispositions closed as of the end of the latest period were closed as of the first day of the prior year period presented. Core Organic Growth Rate does not represent actual organic revenue generated by our business as it stood at the beginning of the respective period.
Core Bookings and Core Churn exclude bookings and churn from Sunset Assets.

Forward-looking Statements
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or our future financial or operating performance, including our guidance related to future performance, and are subject to substantial risks, uncertainties and assumptions. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make. Accordingly, you should not place undue reliance on these forward-looking statements. Forward-looking statements include any statement that does not directly relate to any historical or current fact and often include words such as “anticipate,” “believe,” “may,” “will,” “continue,” “seek,” “estimate,” “intend,” “hope,” “predict,” “could,” “should,” “would,” “project,” “plan,” “expect” or the negative or plural of these words or similar expressions, although not all forward-looking statements contain these words.
Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including, but are not limited to: our financial performance and our ability to achieve or sustain profitability or predict future results; our plans regarding future acquisitions, acquisition expense timing and our ability to consummate and integrate acquisitions; our ability to expand our go to market operations, including our marketing and sales organization and cross selling opportunities, and successfully increase sales of our products; our ability to obtain financing in the future on acceptable terms or at all; our expectations with respect to revenue, cost of revenue, average annual spend, margin expense and operating expenses in future periods; our expectations with regard to revenue from perpetual licenses and professional services; our ability to adapt to macroeconomic factors impacting the global economy, including foreign currency exchange risk, inflation and supply chain constraints; our ability to attract and retain customers; our ability to successfully enter new markets and manage our international expansion; our ability to comply with privacy laws and regulations; our ability to incorporate and deliver artificial intelligence (“AI”) functionality into our products and services; our ability to deliver high-quality customer service; our plans regarding, and our ability to effectively manage, our growth, including with respect to our growth investments; maintaining our senior management team and key personnel; the performance of our resellers; our ability to adapt to changing market conditions and competition; our ability to adapt to technological change and continue to innovate; global economic and financial market conditions and uncertainties; the growth of demand for cloud-based, digital transformation applications; our ability to integrate our applications with other software applications; maintaining and expanding our relationships with third parties; costs associated with defending intellectual property infringement and other claims; our ability to maintain, protect and enhance our brand and intellectual property; our expectations with regard to trends, such as seasonality, which affect our business; impairments to goodwill and other intangible assets; our beliefs regarding how our applications benefit customers and what our competitive strengths are; the operation, reliability and security of our third-party data centers; our expectations as to the timing of the discontinuation of any Sunset Assets, as well as the composition of Sunset Assets; our current level of indebtedness, including our exposure to variable interest rate risk; the potential elimination or limitation of tax incentives or tax losses and/or reductions of U.S. federal net operating losses; the risk that we did not consider another contingency included in this list; and factors that could affect our business and financial results identified in Upland's filings with the Securities and Exchange Commission (the "SEC"), including Upland's most recent 10-K filed with the SEC. Additional information will also be set forth in Upland's future quarterly reports on Form 10-Q, annual reports on Form 10-K and other filings that Upland makes with the SEC.
The forward-looking statements herein represent Upland's views as of the date of this press release, and these views could change. However, while Upland may elect to update these forward-looking statements at some point in the future, Upland specifically disclaims any obligation to do so, except as required by law. These forward-looking statements should not be relied upon as representing the views of Upland as of any date subsequent to the date of this press release.

###

Investor Relations Contact:
Michael D. Hill
investor-relations@uplandsoftware.com
512-960-1031

Media Contact:
Lloyd Berry
media@uplandsoftware.com
512-960-1010

Upland Software, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Subscription and support	$64,332	$68,184	$260,685	$281,554
Perpetual license	1,531	1,760	5,837	6,077
Total product revenue	65,863	69,944	266,522	287,631
Professional services	2,164	2,234	8,272	10,221
Total revenue	68,027	72,178	274,794	297,852
Cost of revenue:
Subscription and support	18,512	22,483	76,037	88,894
Professional services and other	1,352	1,226	5,055	7,467
Total cost of revenue	19,864	23,709	81,092	96,361
Gross profit	48,163	48,469	193,702	201,491
Operating expenses:
Sales and marketing	16,167	17,438	66,301	64,342
Research and development	11,293	11,662	47,365	49,375
General and administrative	11,300	13,895	49,463	61,264
Depreciation and amortization	11,356	14,405	45,622	58,614
Acquisition-related expenses	19	451	19	3,060
Impairment of goodwill	—	—	87,227	128,755
Total operating expenses	50,135	57,851	295,997	365,410
Loss from operations	(1,972)	(9,382)	(102,295)	(163,919)
Other income (expense):
Interest income (expense), net	(1,262)	(5,322)	(8,939)	(18,684)
Other income (expense), net	1,251	(675)	1,142	236
Total other income (expense)	(11)	(5,997)	(7,797)	(18,448)
Loss before benefit from (provision for) income taxes	(1,983)	(15,379)	(110,092)	(182,367)
Benefit from (provision for) income taxes	(1,447)	(633)	(2,640)	2,493
Net loss	$(3,430)	$(16,012)	$(112,732)	$(179,874)
Preferred stock dividends	(1,421)	(1,359)	(5,592)	(5,347)
Net loss attributable to common stockholders	$(4,851)	$(17,371)	$(118,324)	$(185,221)
Net loss per common share:
Net loss per common share, basic and diluted	$(0.18)	$(0.56)	$(4.26)	$(5.77)
Weighted-average common shares outstanding, basic and diluted	27,605,490	30,995,441	27,789,248	32,074,906

Upland Software, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	December 31,	December 31,
	2024	2023
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$56,426	$236,559
Restricted cash	626	—
Accounts receivable	38,647	38,765
Deferred commissions, current	8,361	10,429
Unbilled receivables	3,441	2,701
Income tax receivable, current	762	3,775
Prepaid expenses and other current assets	10,129	8,004
Total current assets	118,392	300,233
Tax credits receivable	951	1,657
Property and equipment, net	1,518	1,932
Operating lease right-of-use asset	1,364	2,929
Intangible assets, net	123,903	182,349
Goodwill	260,976	353,778
Deferred commissions, noncurrent	12,147	12,568
Interest rate swap assets	9,742	14,270
Other assets	529	308
Total assets	$529,522	$870,024
LIABILITIES, CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,388	$8,137
Accrued compensation	6,226	7,174
Accrued expenses and other current liabilities	6,876	7,050
Deferred revenue	93,706	102,763
Operating lease liabilities, current	1,000	2,351
Current maturities of notes payable	3,224	3,172
Total current liabilities	120,420	130,647
Notes payable, less current maturities	286,970	473,502
Deferred revenue, noncurrent	4,670	3,860
Operating lease liabilities, noncurrent	762	1,597
Noncurrent deferred tax liability, net	11,347	16,025
Other long-term liabilities	428	461
Total liabilities	424,597	626,092
Mezzanine equity	123,230	117,638
Stockholders’ equity:
Common stock	3	3
Additional paid-in capital	605,286	608,995
Accumulated other comprehensive income (loss)	(21,990)	6,168
Accumulated deficit	(601,604)	(488,872)
Total stockholders’ (deficit) equity	(18,305)	126,294
Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$529,522	$870,024

Upland Software, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
	(unaudited)	(unaudited)	(unaudited)
Operating activities
Net loss	$(3,430)	$(16,012)	$(112,732)	$(179,874)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,580	17,510	54,986	71,985
Deferred income taxes	(2,393)	(1,558)	(3,658)	(4,209)
Amortization of deferred costs	2,998	3,261	12,150	13,170
Foreign currency re-measurement loss	(240)	445	(999)	(538)
Non-cash interest, net and other income, net	(2,710)	(896)	(11,978)	(2,976)
Non-cash stock-based compensation expense	3,192	4,682	15,270	22,874
Non-cash loss on impairment of goodwill	—	—	87,227	128,755
Non-cash loss on retirement of fixed assets	(1)	1	17	47
Changes in operating assets and liabilities, net of purchase business combinations:
Accounts receivable	(7,421)	(1,252)	(328)	8,916
Prepaid expenses and other current assets	2,779	4,934	74	(471)
Interest rate swaps and other assets	(2,930)	(1,393)	(10,089)	10,866
Accounts payable	703	(6,025)	1,344	(6,896)
Accrued expenses and other liabilities	840	(1,459)	(556)	(6,188)
Deferred revenue	4,374	6,551	(6,489)	(5,518)
Net cash provided by operating activities	9,341	8,789	24,239	49,943
Investing activities
Purchase of property and equipment	(320)	(186)	(882)	(1,220)
Net cash used in investing activities	(320)	(186)	(882)	(1,220)
Financing activities
Payments of debt costs	(281)	(31)	(358)	(221)
Payments on notes payable	(7,350)	(1,350)	(188,400)	(40,400)
Repurchase of shares	—	(10,845)	(10,958)	(14,060)
Taxes paid related to net share settlement of equity awards	(1,838)	(349)	(2,591)	(1,091)
Issuance of common stock, net of issuance costs	—	3	—	5
Additional consideration paid to sellers of businesses	—	(67)	—	(5,617)
Net cash used in financing activities	(9,469)	(12,639)	(202,307)	(61,384)
Effect of exchange rate fluctuations on cash, cash equivalents and restricted cash	(2,239)	1,004	(557)	567
Change in cash, cash equivalents and restricted cash	(2,687)	(3,032)	(179,507)	(12,094)
Cash, cash equivalents and restricted cash, beginning of period	59,739	239,591	236,559	248,653
Cash, cash equivalents and restricted cash, end of period	$57,052	$236,559	$57,052	$236,559
Supplemental disclosures of cash flow information:
Cash paid for interest, net of interest rate swaps	$4,491	$8,990	$28,900	$32,137
Cash paid for taxes	$213	$879	$2,015	$7,106

Upland Software, Inc.
Reconciliation of Adjusted EBITDA
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Loss to Adjusted EBITDA:
Net loss	$(3,430)	$(16,012)	$(112,732)	$(179,874)
Add:
Depreciation and amortization expense	13,580	17,510	54,986	71,985
Interest expense, net	1,262	5,322	8,939	18,684
Other expense (income), net	(1,251)	675	(1,142)	(236)
Provision for (benefit from) income taxes	1,447	633	2,640	(2,493)
Stock-based compensation expense	3,192	4,682	15,270	22,874
Acquisition-related expense	19	451	19	3,060
Non-recurring litigation costs	35	699	187	1,126
Purchase accounting deferred revenue discount	47	92	244	557
Impairment of goodwill	—	—	87,227	128,755
Adjusted EBITDA	$14,901	$14,052	$55,638	$64,438

Upland Software, Inc.
Reconciliation of Non-GAAP Net Loss and Non-GAAP EPS
(in thousands, except share and per share data, unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Reconciliation of Net Loss to non-GAAP Net Income:
Net loss	$(3,430)	$(16,012)	$(112,732)	$(179,874)
Add:
Stock-based compensation expense	3,192	4,682	15,270	22,874
Amortization of purchased intangibles	13,267	17,184	53,764	70,566
Amortization of debt discount	535	581	2,279	2,313
Acquisition-related expense	19	451	19	3,060
Nonrecurring litigation expense	35	699	187	1,126
Purchase accounting deferred revenue discount	47	92	244	557
Impairment of goodwill	—	—	87,227	128,755
Tax effects of non U.S. income tax - nonrecurring	1,460	—	1,460	—
Tax effect of adjustments above	(681)	(2,302)	(5,096)	(11,509)
Non-GAAP net income	$14,444	$5,375	$42,622	$37,868

Weighted average common shares outstanding, basic	27,605,490	30,995,441	27,789,248	32,074,906
Weighted average common shares outstanding, diluted	35,007,580	37,992,837	34,971,488	38,920,323
Non-GAAP earnings per share, basic	$0.52	$0.17	$1.53	$1.18
Non-GAAP earnings per share, diluted	$0.41	$0.14	$1.22	$0.97

Upland Software, Inc.
Reconciliation of Operating Cash Flow to Free Cash Flow
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023
Reconciliation of operating cash flow to Free Cash Flow:
Net cash provided by operating activities	$9,341	$8,789	$24,239	$49,943
Less: Purchase of property and equipment	(320)	(186)	(882)	(1,220)
Free Cash Flow	$9,021	$8,603	$23,357	$48,723

Upland Software, Inc.
Supplemental Financial Information
(in thousands, unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023

Stock-based compensation:
Cost of revenue	$181	$102	$765	$952
Research and development	381	552	2,095	2,463
Sales and marketing	355	495	1,512	2,059
General and administrative	2,275	3,533	10,898	17,400
Total	$3,192	$4,682	$15,270	$22,874

	Three Months Ended December 31,		Twelve months ended December 31,
	2024	2023	2024	2023

Depreciation:
Cost of revenue	$—	$—	$—	$5
Operating expense	313	326	1,222	1,414
Total	$313	$326	$1,222	$1,419

Amortization:
Cost of revenue	$2,224	$3,105	$9,364	$13,366
Operating expense	11,043	14,079	44,400	57,200
Total	$13,267	$17,184	$53,764	$70,566